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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) May 17, 1996
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                           KRUG International Corp.
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            (Exact name of registrant as specified in its charter)

Ohio                                    0-2901              31-0621189
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(State or other jurisdiction             (Commission         (IRS Employer
of incorporation)                       File Number)        Identification No.)


             6 North Main Street Suite 500, Dayton, OH 45402-1900
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                   (Address of principal executive offices)


Registrant's telephone number, including area code (513) 224-9066
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Item 5. OTHER EVENTS.

        At a meeting of the Board of Directors of KRUG International Corp. (the "Corporation") held May 17, 1996, the following events occurred:

        (1) Maurice F. Krug resigned as President and Chief Executive Officer of the Corporation but will remain a Director and Chairman until the expiration of his current term at the Annual Meeting of Shareholders in July 1996;

        (2)     Charles Linn Haslam was elected President and Chief Executive
Officer;

        (3) Marvin E. Bruce and Rex M. Fleet resigned as Directors of the Corporation;

        (4) Mr. Haslam and Robert M. Thornton, Jr. were elected Directors for terms ending at the Corporation's Annual Meeting in 1997;

        (5) Mr. Haslam was elected a member of the Executive Committee of the Corporation;

        (6)     Mr. Thornton was elected a member of the Audit Committee;

        (7) Messrs. Greenhalgh and Thornton were elected members of the Executive Compensation Committee and General Earl T. O'Loughlin was elected Chairman of the Committee;

        (8) Mr. Krug and General O'Loughlin declined to stand for reelection as Directors at the 1996 Annual Meeting; and

        (9) Ms. Karen Beth Brenner and Ms. Bernie D.L. Strom were nominated by the Board of Directors for election as Directors at the 1996 Annual Meeting for terms expiring at the 1998 Annual Meeting.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        KRUG International Corp.

Date: May 30, 1996                   By: /s/ James J. Mulligan
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                                        James J. Mulligan
                                        Secretary